Exhibit 3(b)
                            Amended as of February 22, 1995

                           BYLAWS

              MERRY-GO-ROUND ENTERPRISES, INC.

                         ARTICLE I.

                        Stockholders

Section 1.  Annual Meetings.

     The annual meeting of the stockholders of the Corporation shall be held on such date within the month of June as may be fixed from time to time by the Board of Directors. Not less than ten nor more than 90 days written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in
Section 1 of Article IX hereof. The business to be transacted at the annual meetings shall include the election of directors and may include consideration and action upon the reports of officers and directors and any other business within the power of the Corporation. All annual meetings shall be general meetings at which any business may be considered without being specified as a purpose in the notice unless otherwise required by law.

Section 2.  Special Meetings Called by Chairman of the
Board, President or Board of Directors.

     At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman of the Board, or by the President, or by the Board of Directors. Not less than ten days nor more than 90 days' written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in Section 1 of
Article IX. No business shall be transacted at any special meeting except that specified in the notice.

Section 3.  Special Meeting Called by Stockholders.

     Upon the request in writing delivered to the Secretary by stockholders entitled to cast at least 25% of all the
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votes entitled to be cast at the meeting, it shall be the
duty of the Secretary to call forthwith a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in
Section I of Article IX. If, upon payment of such costs the Secretary shall fail to issue a call for such meeting within thirty days after the receipt of such payment (unless such failure is excused by law), then the stockholders entitled to cast 25% or more of the outstanding shares entitled to vote may do so upon giving not less than ten days' nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in Section I of Article IX. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding l2 months.

Section 4.  Place of Meetings.

     All meetings of stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may be fixed from time to time by the Board of Directors and designated in the notice.

Section 5.  Quorum.

     At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

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Section 6.  Adjourned Meetings.

     A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called. If notice of the adjourned meeting is given in the manner required for a special meeting, any business specified in the notice may be transacted.

Section 7.  Voting.

     A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Charter. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article VIII, Section 3 of these Bylaws.

Section 8.  Proxies.

     A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing and signed by the stockholder or by his duly authorized attorney-in-fact. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of his co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with
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and verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting.

Section 9.  Order of Business.

     At all meetings of stockholders, unless otherwise determined by the Chairman of the meeting, the order of business shall be as follows:

          (1)  Organization

          (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

          (3) If an annual meeting, or a special meeting called for that purpose, the election of directors.

          (4)  Other business.

          (5)  Adjournment.

Section 10.  Removal of Directors.

     At any special meeting of the stockholders called in the manner provided for by this Article, the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, may remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of his or their terms.

Section 11.  Informal Action by Stockholders.

     Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon and such consent is filed with the records of stockholders' meetings.
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Section 12.  Advance Notice of Matters to be Presented at an
Annual Meeting of Stockholders.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise be properly brought before the meeting by or at the direction of the Board of Directors or otherwise be properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 15 days nor more than 30 days prior to the meeting (or, with respect to a proposal required to be included in the Company's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that less than 30 days' notice or prior public disclosure of the date of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual
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meeting except in accordance with the procedures set forth
in this Section 12; provided, however, that nothing in this
Section 12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     No matter shall be considered at any meeting of the stockholders except upon a motion duly made and seconded. Any motion or second of a motion shall be made only by a natural person present at the meeting who either is a stockholder of the Company or is acting on behalf of a stockholder of the Company; provided, that if the person is acting on behalf of a stockholder, he or she must present a written statement executed by the stockholder or the duly authorized attorney of the stockholder on whose behalf he or she purports to act.

     The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 13.  Advance Notice of Nominees for Directors.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to he Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than
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15 days nor more than 30 days prior to the meeting;
provided, however, that in the event that less than 30 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (a) as to each person who the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of 1934 or any successor rule thereto; and (b) as to the stockholder giving the notice,
(i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 14.  Maryland Control Share Act

     The provisions of Subtitle 7 of Title 3 of the Maryland
General Corporation Law shall not apply to the voting rights of
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shares of capital stock of the Corporation acquired by any
person, and any acquisition of such shares is hereby exempted from said Subtitle 7."



                         ARTICLE II.

                          Directors

Section 1.  Powers.

     The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

Section 2.  Number; Term of Office; Removal.

     The number of directors of the Corporation shall be not less than three or the same number as the number of stockholders, whichever is less; provided, however, that such number may be increased and/or decreased from time to time by vote of a majority of the entire Board of Directors to a number not exceeding 15. Directors shall hold office for the term of one year, or until their successors are elected and qualify. A director may be removed from office as provided in Article I, Section 10 of these Bylaws.

Section 3.  Annual Meeting; Regular Meetings.

     As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business. No notice of the annual meeting of the Board of Directors need be given if it is held immediately following the annual meeting of stockholders and at the same place. Other regular meetings of the Board of Directors may be held
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at such times and at such places, within or without the
State of Maryland, as shall be designated in the notice for such meeting by the party making the call. All annual and regular meetings shall be general meetings, and any business may be transacted thereat.

Section 4.  Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or by a majority of the directors.

Section 5.  Quorum; Voting.

     A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding ten days at any one time or 60 days in all, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Charter or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.

Section 6.  Notice of Meetings.

     Notice of the time and place of every regular and special meeting of the Board of Directors shall be given to each director in the manner provided in Section 2 of Article VIII hereof. Subsequent to each Board meeting, each director shall be furnished with a copy of the minutes of said meeting. The purpose of any meeting of the Board of Directors need not be stated in the notice.

Section 7.  Vacancies.

     (a) If the office of a director becomes vacant for any reason other than removal or increase in the size of the
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Board, such vacancy may be filled by the Board by a vote of a majority of directors then in office, although such majority is less than a quorum.

     (b) If the vacancy occurs as a result of the removal of a director, the stockholders may elect a successor or may delegate that authority to the Board of Directors.

     (c) If the vacancy occurs as a result of an increase in the number of directors, it may be filled by vote of a majority of the entire Board of Directors.

     (d) If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the Chairman of the Board, the Vice Chairman of the Board or the President may call such meeting, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

     (e) A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy shall serve for the unexpired term and until his successor is elected and qualifies.

Section 8.  Rules and Regulations.

     The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Maryland or these Bylaws or the Charter.

Section 9.  Committees.

     The Board of Directors may appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of two or more of the directors of the Corporation. The Board of Directors may, to the extent provided in the resolution and
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except those powers specifically denied by law, delegate to any committee, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. A committee or committees shall have the name or names as may be determined from time to time by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of the committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of the committee. Two members of a committee shall constitute a quorum for the transaction of business and the act of a majority of the members and alternate members present at any meeting at which a quorum is present shall be the act of the committee. Action may be taken without a meeting if unanimous written consent is signed by all of the members of the Committee, and if such consent is filed with the records of the Committee. A committee shall have the power to elect one of its members to serve as its Chairman unless the Board of Directors shall have designated such Chairman. Any action taken by a committee within the limits permitted by law shall have the force and effect of Board action unless and until revised or altered by the Board.

Section 10.  Compensation.

     The directors may receive reasonable compensation for their services, including an annual retainer and a fixed sum and expenses of attendance at each regular or special meeting, as determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11.  Place of Meetings.

     Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may
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from time to time determine.  The time and place of meeting may be fixed by the party making the call.

Section 12.  Informal Action by the Directors.

     Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.

Section 13.  Telephone Conference.

     Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

                        ARTICLE III.

                          Officers

Section 1.  In General.

     The Board of Directors may choose a Chairman of the Board and a Vice Chairman of the Board from among the directors. The Board of Directors shall elect a President, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Secretaries and Assistant Treasurers as may be chosen by the Board of Directors. All officers shall hold office for a term of one year and until their successors are chosen and qualify. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as they may
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deem proper.  In its discretion, the Board of Directors may leave unfilled any offices except those of President, Treasurer and Secretary.

Section 2.  Chairman of the Board.

     The Chairman of the Board, if one is elected, shall preside over the meetings of the Board at which he is present and shall have such other duties as may be determined by the Board of Directors.

Section 3.  Vice Chairman of the Board.

     The Vice Chairman, if one is elected, shall have such duties as may be determined by the Board of Directors and, in the absence of the Chairman of the Board, shall preside over the meetings of the Board at which he is present.

Section 4.  President.

     The President shall have such duties as may be determined by the Board of Directors. In the absence of the Chairman of the Board and Vice Chairman of the Board, he shall preside over the meetings of the Board at which he is present. He shall preside over meetings of the stockholders at which he is present and shall perform such other duties as may be assigned to him by the Board of Directors. The President shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer.

Section 5.  Vice Presidents.

     The Board of Directors may elect one or more Executive, Senior or other Vice Presidents. The Vice Presidents, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of the President in his absence. They may perform such other duties as may be prescribed by the Board of Directors or the President.
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Section 6.  Treasurer.

     The Treasurer shall be the chief financial officer of the Corporation and shall have general supervision over its finances. He shall perform such other duties as may be assigned to him by the Board of Directors or the President.
If required by resolution of the Board, he shall furnish bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of his duties as the Board of Directors may from time to time require, the cost of such bond to be defrayed by the Corporation.

Section 7.  Secretary.

     The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. He shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meeting of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours.
He shall perform such other duties as may be assigned to him by the Board of Directors.

Section 8.  Assistant Treasurer and Secretary.

     The Board of Directors may designate from time to time
Assistant Treasurers and Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

Section 9.  Compensation; Removal; Vacancies.

     The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to
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fix the compensation of such subordinate officers.  The
Board of Directors shall have the power at any regular or special meeting to remove any officer, if in the judgment of the Board the best interest of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation's employment of an officer for a period in excess of the term of the Board. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

Section 10.  Substitutes.

     The Board of Directors may from time to time in the absence of any one of its officers or at any other time, designate any other person or persons, on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.


                         ARTICLE IV.

                         Resignation

     Any director or officer may resign his office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

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                         ARTICLE V.

                   Commercial Paper, Etc.

     All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by any one or more of the following officers, i.e., the Chairman of the Board, the President, any Vice President, or the Treasurer, or by such other person or persons as the Board of Directors may from time to time designate.


                         ARTICLE VI.


                            Seal

     The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, or any other person authorized to do so the Board of Directors, is authorized to attest and to affix to the corporate seal to any document of the Corporation. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word "(SEAL)" adjacent to the signature of the authorized officer or other person.

                        ARTICLE VII.

                            Stock

Section 1.  Issue.

     Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number
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and class of shares of stock owned by him in the
Corporation. Each certificate shall be signed by the Chairman of the Board, the President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and may be sealed with the seal of the Corporation. The signatures of the Corporation's officers and its corporate seal appearing on stock certificates may be facsimiles if each such certificate is authenticated by the manual signature of an officer of a duly authorized transfer agent. Stock certificates shall be in such form not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether by reason of death, resignation or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.

Section 2.  Transfers.

     The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.

Section 3.  Record Dates for Dividends and Stockholders'
Meeting.

     The Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such
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meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, the record date shall be fixed not less than ten days prior to the date of the meeting.

Section 4.  New Certificates.

     In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon indemnity to the Corporation against loss and upon such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                        ARTICLE VIII

                           Notice

Section 1.  Notice to Stockholders.

     Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.

Section 2.  Notice to Directors and Officers.

     Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be
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given in any one of the following ways: by personal notice
to such director or officer, by telephone communication with such director or officer personally, by telecopy, telegram, cablegram or radiogram, addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation, or by depositing the same in writing in the post office or in a letter box in a postage paid, sealed wrapper addressed to such director or officer at his address as it appears on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice, and 48 hours after the time when such notice shall be mailed shall be deemed to be the time of the giving of such notice by mail.

Section 3.  Waiver of Notice.

     Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.


                         ARTICLE IX.

            Voting of Stock in Other Corporations

     Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President or a Vice-President or by proxy or proxies appointed by the President or a Vice-President, or otherwise pursuant to authorization of the Board of Directors.

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                         ARTICLE X.

                       Indemnification

     The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who, while serving as directors or officers of the Corporation, also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Section shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Any director or officer seeking indemnification within the scope of this Section shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law without a preliminary determination of ultimate entitlement to indemnification.

     The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Section shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

     References in this Section are to the Maryland General Corporation Law as from time to time amended. No amendment
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of these By-Laws shall affect any right of any person under this Section based on any event, omission or proceeding prior to the amendment.


                         ARTICLE XI.

                         Amendments

     These Bylaws may be added to, altered, amended, repealed or suspended by the Board of Directors.
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